UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2013

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35256	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Yair Shamir

On May 1, 2013, Yair Shamir tendered his resignation from the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”), effective May 2, 2013. Mr. Shamir resigned from the Board as a result of his election to the Israeli Knesset and appointment as Minister of Agriculture and Rural Development.

Appointment of Gabi Seligsohn

On May 2, 2013, Gabi Seligsohn, President and Chief Executive Officer of Nova Measuring Instruments (NASDAQ: NVMI), a provider of leading-edge stand-alone metrology and the market leader of integrated metrology solutions to the semiconductor process control market (“Nova”), was appointed to the Board as a Class II director to serve until the 2013 annual meeting of stockholders, currently scheduled for June 10, 2013 (the “2013 Meeting”). Mr. Seligsohn will be up for re-election at the 2013 Meeting as a Class II director to serve until the Company’s annual meeting of stockholders in 2014. Concurrent with Mr. Seligsohn’s appointment to the Board, he also was appointed to the Compensation Committee of the Board.

Gabi Seligsohn, 46, has served as the President and Chief Executive Officer of Nova since August 2006. Having joined Nova in 1998, Mr. Seligsohn has served in several key positions in the company, including as the Executive Vice President, Global Business Management Group from August 2005 to August 2006. From August 2002 until August 2005, Mr. Seligsohn was President of Nova’s U.S. subsidiary, Nova Inc. Prior to that, he was Vice President Strategic Business Development at Nova Inc. where he established Nova’s OEM group managing the Applied Materials and Lam Research accounts between the years 2000 to 2002. From 1998 to 2000 he served as Global Strategic Account Manager for the company’s five leading customers. Mr. Seligsohn joined Nova after serving as a Sales Manager for key financial accounts at Digital Equipment Corporation. Mr. Seligsohn holds an LL.B. from the University of Reading in England. He was voted CEO of the year for the Israeli Hi-Tech industry by the Israeli management institute in 2010.

There are no related party transactions exceeding $120,000 between Mr. Seligsohn and the Company in which Mr. Seligsohn has a material interest.

In connection with the appointment of Mr. Seligsohn to the Board and pursuant to the Company’s 1993 Director Stock Option Plan, Mr. Seligsohn was granted a stock option to purchase 30,000 shares of the Company’s common stock at an exercise price of the closing price of the Company’s common stock on May 2, 2013. The options will vest in three equal installments beginning on May 2, 2014.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: May 2, 2013	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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